EXHIBIT 21

	Subsidiary Name	Jurisdiction of Incorporation
Adtalem Global Education Inc.		Delaware
Subsidiaries:	DeVry University, Inc.(10)	Illinois
	DeVry/New York, Inc.	Delaware
	Adtalem Global Health, Inc.	New York
	Dominica Services Inc.(1)	Delaware
	Ross University Services, Inc.(1)	Delaware
	International Education Holdings, Inc.(2)(10)	Delaware
	Becker Professional Development Corporation (10)	Delaware
	Chamberlain College of Nursing and Health Sciences, Inc.	Delaware
	Chamberlain University LLC(4)	Delaware
	Advanced Academics Inc.	Delaware
	U.S. Education Corporation (d/b/a: Carrington Colleges Group, Inc.)(10)	Delaware
	Integrated Education Solutions LLC	Delaware
	AUC School of Medicine B.V.	St. Maarten

DeVry University, Inc.
Subsidiaries:	DeVry Educational Development Corp.	Delaware
	DeVry Canada LLC	Delaware

Becker Professional
Development
Corporation
Subsidiaries:	Newton Becker Limited	Hong Kong
	Becker CPA Review Limited	Israel
	AGM Acquisition Corp.	Delaware
	Alert Global Media, LLC	Delaware
	Association of Certified Anti-Money Laundering Specialists, LLC.(10)	Delaware

Association of Certified
Anti-Money Laundering
Specialists, LLC.
Subsidiaries:	ACAMS (HK) Ltd.	Hong Kong
	ACAMS Consulting (Beijing) Co.(13)	Beijing
	ACAMS (UK) Ltd.	United Kingdom
	ACAMS France SAS	France
	ACAMS (Singapore) Pte. Ltd.	Singapore

International Education Holdings, Inc.
Subsidiaries:	Global Education International, Inc.	Barbados
	Ross University Management, Inc.(5)	St. Lucia
	Ross University School of Medicine, School of Veterinary Medicine Limited(6)	Dominica
	Ross University School of Medicine School of Veterinary Medicine (St. Kitts) Limited(6)	St. Kitts
	DeVry Medical International (Bahamas) Ltd.(6)	Bahamas
	Global Education International B.V.	The Netherlands
	Adtalem Educacional do Brasil S/A(7)(8)(14)	Brazil
	Centro Baiano de Ensino Superior Ltda(9)	Brazil
	Academia Baiana de Ensino, Pesquisa e Extensão Ltda.(9)	Brazil
	Faculdade Boa Viagem S/A(9)	Brazil
	Sociedade de Educacão do Vale do Ipojuca(9)	Brazil
	Sociedade Educacional da Paraiba Ltda(9)	Brazil

	Integral - Grupo de Ensino Superior do Piaui S/C Ltd.(9)	Brazil
	Instituto de Ensino Superior da Amazonia Ltda(9)	Brazil
	Sociedade Educacional Ideal Ltda.(9)	Brazil
	Damasio Educacional S/A(9)	Brazil
	Grupo Ibmec Educacional S.A.(9)	Brazil
	A. Região Tocantina de Educaçao e Cultura Ltda.(9)	Brazil
	SDP – Software Development Portugal, Unipessoal Lda.(7)	Portugal
	Becker Professional Development International Limited(7)	United Kingdom
	Neev Knowledge Management Private Limited(11)	India
	Edupristine Inc.(12)	Delaware

U.S. Education Corporation (d/b/a Carrington Colleges Group, Inc.)
Subsidiaries:	American Institute of Health Technology, Inc.	Idaho
	EdCOA Inc.	California
	Carrington College, Inc.	Arizona

(1)	Subsidiary of Adtalem Global Health, Inc.
(2)	1% owned by Adtalem Global Education Inc. and 99% owned by Ross University Services, Inc.
(3)	Subsidiary of DeVry Educational Development Corp.
(4)	Subsidiary of Chamberlain College of Nursing and Health Sciences, Inc.
(5)	Subsidiary of Global Education International, Inc., a Barbados company
(6)	Subsidiary of Ross University Management, Inc., a St. Lucia company
(7)	Subsidiary of Global Education International B.V., a Netherlands company
(8)	97.91% owned by Global Education International B.V.
(9)	Subsidiary of Adtalem Educacional do Brasil S/A
(10)	Subsidiaries of Association of Certified Anti-Money Laundering Specialists, LLC, Becker Professional Development Corporation, DeVry University, Inc., International Education Holdings, Inc. and U.S. Education Corporation are listed below.
(11)	34.04% owned by Global Education International B.V.
(12)	Subsidiary of Neev Knowledge Management Private Limited
(13)	Subsidiary of ACAMS (HK) Ltd.
(14)	DeVry Educacional do Brasil S/A has submitted paperwork to the Brazilian Commercial Registry to formally register the name Adtalem Educacional do Brasil S/A with such name change to effective to third parties sometime in September.